SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2008

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 30, 2008, Earth Biofuels, Inc. (“the Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with PNG Ventures Inc. (“PNG”).  Pursuant to the Exchange Agreement, the Company has sold to PNG all issued and outstanding membership interests of its indirect (through its wholly owned subsidiary, Earth LNG, Inc. (“ELNG”)) wholly-owned subsidiary, New Earth LNG LLC (“New Earth”), a Delaware limited liability company, in consideration of the issuance to the Company of 7,000,000 shares of common stock of PNG (the “Share Exchange”).  Prior to the Share Exchange, New Earth constituted approximately 54% of the Company’s assets and represented approximately 96% of the Company’s consolidated revenues for the fiscal year ended December 31, 2007.  In preparation for the Share Exchange, ELNG has transferred all of its assets to New Earth.

On June 26, 2008, the Company entered into a series of agreements with its creditors providing for the restructuring of its debt obligations.  The following is a summary of such agreements.

Settlement Exchange Agreements

Under the terms of four separate and identical agreements, four creditors exchanged an aggregate of $52.5 million in principal amount outstanding for newly issued subordinated promissory notes in the principal amount of $105 million.

Amendment and Exchange Agreements

Under the terms of separate and identical Amendment and Exchange Agreements (the “Amendment Agreement”)  with four of the Company’s creditors, the Company and these creditors have agreed to (i) amend and restate existing senior secured convertible notes previously issued by the Company in the aggregate principal amount of $52.5 million, (ii) issue certain additional senior secured subordinated convertible notes to these creditors in the aggregate principal amount of $105 million (the indebtedness referred to in clauses (i) and (ii), collectively, the "Subordinated Debt") (iii) amend and restate the security documents related to such Subordinated Debt and (iv) release certain liens on the capital stock, membership interests and assets of ELNG and New Earth and its subsidiaries and release said parties from certain obligations described therein (the "Releases").  In addition, previously granted warrants to purchase common stock of the Company were cancelled and registration rights with respect to securities held by the creditors were terminated.

Under the Amendment Agreements, the Company issued to the creditors Amended and Restated Senior Secured Exchangeable Convertible Notes in the principal amount of $105 million (the “Amended Notes”).  The entire principal sum is due and payable on the second anniversary of the date of issuance.  The Amended Notes accrue interest at the rate of 10% per annum.  Interest payments are payable quarterly in arrears.  The Amended Notes are convertible into shares of common stock of the Company at the option of the holder at a conversion price of $0.25 per share.  The then applicable conversion price is subject to an automatic reset to 90% of the arithmetic average of the weighted average prices of the Company’s Common Stock during the ten trading days preceding the first calendar day of each month.  In addition, following the completion of the Share Exchange, the Amended Notes may be exchanged for shares of PNG held by the Company at an exchange price of $10.00 per share.  Both the conversion price and the exchange price are subject to adjustment in the event of certain dilutive events as described in the Amended Notes. In addition, at any time prior to June 25, 2009, and so long as there is no Event of Default, the Company shall have the one time right to redeem all of the notes at a 38.09% discount (or approximately $40 million discount) which would equal approximately $65,000,000 redemption price.

In addition, under the Amendment Agreement, the Company issued to the creditors its Series B Senior Secured Exchangeable Convertible Notes in the aggregate principal amount of $3,434,557 (the “Series B Notes,” together with the Amended Notes, the “Notes”).  The entire principal sum is due and payable on the second anniversary of the date of issuance.  The Series B Notes accrue interest at the rate of 10% per annum.  Interest payments are payable quarterly in arrears.  The Series B Notes are convertible into shares of common stock of the Company at the option of the holder at a conversion price of $0.25 per share.  The then applicable conversion price is subject to an automatic reset to 90% of the arithmetic average of the weighted average prices of the Company’s Common Stock during the ten trading days preceding the first calendar day of each month.  In addition, following the completion of the Share Exchange, the Series B Notes may be exchanged for shares of PNG held by the Company at an exchange price of $10.00 per share.  Both the conversion price and the exchange price are subject to adjustment in the event of certain dilutive events as described in the Notes.

The Company’s obligations under the Notes are secured by substantially all of the Company’s assets.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

Item 9.01  Exhibits.

2.1	Share Exchange Agreement
9	Voting Proxy of Earth Biofuels, Inc. in favor of subordinated releasing creditors. (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.1	Promissory note for $34,000,000 with Fourth Third (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.2	Subordination and Intercreditor Agreement with Fourth Third (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.3	Consent and Agreement with Fourth Third (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.4	Subscription Agreement with Fourth Third (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.5
Amended and Restated Senior Secured Exchangeable and Convertible Notes by and among Earth Biofuels, Inc.,and Castlerigg PNG Investments LLC (identical notes totaling $105 million) (incorporated by reference to the Company’s 8-K filing on July 3, 2008)

10.6	Amended and Restated Guaranty Agreement (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.7	Amended and Restated Pledge and Security Agreement (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.8	Release, Consent and Acknowledgment (identical agreements with 3 other investors) (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.9
Series B Senior Secured Exchangeable Convertible Note made by Earth Biofuels, Inc. in favor of  Castlerigg PNG Investments LLC (identical notes totaling $3,434.557 million) (incorporated by reference to the Company’s 8-K filing on July 3, 2008)

10.10	Guarantee and Collateral Agreement with Fourth Third (incorporated by reference to the Company’s 8-K filing on July 3, 2008)
10.11	Contribution Agreement between Earth LNG, Inc. and New Earth LNG, LLC
10.12	Amended and Restated Credit Agreement with Fourth Third, LLC Lenders (incorporated by reference to the Company’s 8-K filing on July 3, 2008-Exhibit 1.1)
10.13
Amendment and Exchange Agreements by and among Earth Biofuels, Inc., and Castlerigg PNG Investments LLC (identical agreements with 3 other investors) (incorporated by reference to the Company’s 8-K filing on July 3, 2008-Exhibit 1.2)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.

Dated: July 3, 2008	By:	/s/ Dennis G. McLaughlin, III
Chief Executive Officer